Earnings Conference Call Second Quarter 2012 1 Exhibit 99.2

Cautionary Statement 2 Information Current as of August 7, 2012 Except as expressly noted, the information in this presentation is current as of August 7, 2012 — the date on which PGE filed its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 — and should not be relied upon as being current as of any subsequent date. PGE undertakes no duty to update the presentation, except as may be required by law. Forward-Looking Statements Statements in this presentation that relate to future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding earnings guidance, statements regarding future load, hydro conditions and operating and maintenance costs; statements concerning implementation of the Company’s Integrated Resource Plan; statements concerning future compliance with regulations limiting emissions from generation facilities and the costs to achieve such compliance; statements regarding the outcome of any legal or regulatory proceeding; as well as other statements containing words such as “anticipates,” “believes,” “intends,” “estimates,” “promises,” “expects,” “should,” “conditioned upon,” and similar expressions. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including the reductions in demand for electricity and the sale of excess energy during periods of low wholesale market prices; operational risks relating to the Company’s generation facilities, including hydro conditions, wind conditions, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy markets conditions, which could affect the availability and cost of purchased power and fuel; changes in capital market conditions, which could affect the availability and cost of capital and result in delay or cancellation of capital projects; problems or delays in completing capital projects, resulting in the abandonment of such projects or the failure to complete such projects on schedule or within budget, which could result in the Company’s inability to recover project costs; the outcome of various legal and regulatory proceedings; and general economic and financial market conditions. As a result, actual results may differ materially from those projected in the forward-looking statements. All forward-looking statements included in this presentation are based on information available to the Company on the date hereof and such statements speak only as of the date hereof. The Company assumes no obligation to update any such forward-looking statement. Prospective investors should also review the risks and uncertainties listed in the Company’s most recent Annual Report on Form 10-K and the Company’s reports on Forms 8-K and 10-Q filed with the United States Securities and Exchange Commission, including Management’s Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time.

Leadership Presenting Today 3 Maria Pope Senior Vice President, Finance, CFO & Treasurer Jim Piro President & CEO

Q2 2012 Earnings Results 4 in millions Q2 2011 Q2 2012 YTD Q2 2011 YTD Q2 2012 Net Income $22 $26 $91 $75 Q2 $0.29 Q2 $0.34 2011 2012 Earnings Per Share

On Today’s Call 5  Oregon’s Economy  Operational Excellence  Business Growth  Financial Update  Q&A Session

Capacity and Energy RFP 6  Capacity  200 MW year-round flexible resource  200 MW bi-seasonal peaker  150 MW winter-only peaker  Energy  300-500 MW base load resource  Bidders can submit a PPA, a build own transfer, an asset purchase agreement of an existing facility, or a project on PGE’s benchmark sites  Port Westward 2 and Carty 1 submitted as PGE’s benchmark bids June 8 2012 August 1 2012 August 8 2012 Q4 2012 Q1 2013 RFP Document issued to market PGE’s benchmark resource bids submitted All capacity and energy bids due Identify initial and final short list Final decision and closing report from IE to OPUC Timeline

Renewable RFP 7  100 MWa of renewable energy  Wind, biomass, solar, or other  Resources available to meet PGE’s 2015 Renewable Energy Standard  Bidders can submit a PPA, a build own transfer, or an asset purchase agreement of an existing facility  PGE will submit a benchmark bid July 25, 2012 Q3 2012 Q3-Q4 2012 Q4 2012 Q4 2012- Q1 2013 Filed draft RFP with OPUC for review and approval Receive RFP approval from OPUC Issue RFP to bidders; final bids due two months later PGE’s benchmark resource bid submitted Final short list and decision Timeline

Cascade Crossing Transmission Project



- 500kV line, approximately 215 miles
- Improve regional grid reliability and connect new resources
- Approximate capital investment ranges from $800 million to $1 billion
- Estimated in-service date: late 2016-2017

Next Steps

Permitting Processes	1. Preliminary Site Certificate with ODOE (filed 2/29/12) 2. Environmental Impact Study from USDA Forest Service 3. Environmental Analysis & Easements from Warm Springs Tribe
Ongoing Discussions	1. Bonneville Power Administration 2. PacifiCorp 3. Confederated Tribes of the Warm Springs
Updated IRP Analysis	PGE plans to include an updated analysis of Cascade Crossing in its next IRP – November 2013.

8

Second Quarter Financial Results 9 Quarter over Quarter Earnings Drivers Benefit from strong power supply operations Below PCAM baseline, no customer refund in 2012 Partially offset by a decrease in energy deliveries due to mild weather this spring NI in millions Q2 2011 Q2 2012 YTD Q2 2011 YTD Q2 2012 Net Income $22 $26 $91 $75 EPS $0.29 $0.34 $1.21 $0.99

Retail Revenues and Load 10 Q2 YTD Q2 Full Year Forecast 0.5% 1.0% 1.0% $390 $394 2011 2012 Q2 Retail Revenues (in millions) YTD Q2 Retail Revenues (in millions) Weather-Adjusted Load Growth: 2012 over 2011(1) $853 $856 2011 2012 (1) Excludes certain industrial customers who have little impact on margin

Purchased Power and Fuel 11 Q2 2011 Q2 2012 YTD Q2 2011 YTD Q2 2012 $169 $156 $363 $351 Net Variable Power Costs (in millions) Power Cost Adjustment Mechanism (PCAM) 10.0% 9.0% 11.0% R e tu rn o n E quit y R e tu rn o n E quit y Baseline NVPC 90/10 Sharing ($15) million(1) $30 million(1) Customer Refund Customer Refund 90/10 Sharing Customer Surcharge Deadband Customer Surcharge Power Cost Sharing Earnings Test 1) Per OPUC’s 2011 General Rate Case Order, deadband ranges are fixed and no longer represent 75 – 150 basis points of ROE

O&M, Depreciation and Capital Expenditures 12 (in millions) Q2 2011 Q2 2012 YTD 2011 YTD 2012 Production & Distribution $55 $51 $97 $104 Administrative & General $51 $56 $103 $110 Total O&M $106 $107 $200 $214 Depreciation & Amortization $55 $63 $111 $125 $69 $68 $186 Remainder of 2012 Q2 2012 Q1 2012 Capital Expenditures in millions $323 million

Financial Position 13 Senior Secured Senior Unsecured Outlook S&P A- BBB Stable Moody’s A3 Baa2 Positive Credit Ratings Total Liquidity (in millions) Lines of Credit $670 Letters of Credit $(115) Cash $74 Available $629

2012 Earnings Guidance 14  Weather-adjusted load growth of 1%  Favorable power supply operations  Capital Projects $17 million deferral in 2012  O&M Quarterly Run Rate of $105 to $110 million 2012 EPS On Track with Guidance - $1.85 to $2.00 per share Current Assumptions for FY 2012 Change from Initial Assumptions